Rule 10f-3 Transactions

Dreyfus Bond Funds
-Dreyfus Municipal Bond Fund

On March 24, 2009, Dreyfus Municipal Bond Fund (the "Fund") purchased $15,000,000 in CALIFORNIA STATE GENERAL OBLIGATION BOND - CUSIP # 13063A4W1 (the "Bonds"). The Bonds were purchased from Merrill Lynch, a member of the underwriting syndicate offering the Bonds, from their account. Pershing LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. Merrill Lynch received a commission of 0.5% per bond. No other member received any economic benefit. **The following is a list of the syndicate's primary members:**

Merrill Lynch & Co.
Citigroup Global Markets Inc.
E.J. De La Rosa & Co., Inc.
Alamo Capital
Backstrom McCarley Barry & Co., LLC
Banc of America Securities LLC
Barclays Capital
Blaylock Robert Van, LLC
City National Securities, Inc.
Comerica Securities
DEPFA First Albany Securities LLC
Edward D. Jones & Co.
Fidelity Capital Markets Services
Goldman, Sachs & Co.
Great Pacific Securities Inc.
Grigsby & Associates, Inc.
J.P. Morgan Securities Inc.
Jackson Securities, LLC
Jesup & Lamont Inc.
Loop Capital Markets
Morgan Keegan & Co., Inc.
Morgan Stanley & Co., Incorporated
Nollenberger Capital Partners Inc.
Northern Trust Securities, Inc.
Pershing L.L.C., Principal Trading
Piper Jaffray
Prager, Sealy & Co., LLC
Ramirez & Co., Inc.
Raymond James & Associates, Inc.
RBC Capital Markets
Rice Financial Products Company
Siebert Branford Shank & Co.
SL Hare Capital
Southwest Securities, Inc.
Stone & Youngberg LLC
Wachovia Bank, National Association
Wells Fargo Institutional Securities, LLC

Accompanying this statement are materials presented to the Board of Directors of the Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on July 20, 2009.

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: DREYFUS MUNICIPAL BOND FUND
2. Anticipated Purchase Date: March 24, 2009
3. Total Net Assets of Account/Fund: 1.6 billion
4. Type and Description of Security to be Purchased: State of California GO
5. Credit Rating of Security (Rating/Rating Agency): A2 MOODY'S/ A S&P/ A FITCH
6. Name of Underwriting Syndicate Dealer Effecting Transaction: MERRILL LYNCH
7. Name of Affiliated Underwriter in Underwriting Syndicate: PERSHING LLC
8. Issue Size: $6,543,020,000
9. CUSIP: 13063A4W1
10. Amount Purchased by Account/Fund: $15MM
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: .00229%
12. Amount Purchased as a Percentage of Account/Fund Assets: .0093%
13. Purchase Price of Securities (if at par, so state $104.482
14. Commission/Spread Received by Principal Underwriters: 0.5%
15. Yield (as applicable): 5.90 %
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase 5.90 %
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Mellon Bank, N.A.______; MTONE______; Mellon Private Trust Co. N. A. ______;Other (Describe)DREYFUS BOARD ______;

Mutual Fund Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): YES
2. Was Security Purchased on Offer Date? (Must be Yes): YES
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): YES
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes):YES
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): NO
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes):YES

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) X

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The advisor has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box if Exhibit E is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) **DREYFUS INVESTMENT MANAGEMENT**
AND
LOB Portfolio Manager Name (Print) **JAMES WELCH** Signature [signature] Date 3/26/09
AND
LOB CIO/Designate Name (Print) A P Disdier Signature [signature] Date 3/26/09
AND
Chief Compliance Officer Name (Print) **JOSEPH CONNOLLY** Signature [signature] Date 3/31/09

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	7/9/09